Exhibit 1.1

EXECUTION VERSION

Materialise NV

Registered Ordinary Shares in the form of American Depositary Shares

(each representing one Ordinary Share, with no nominal value)

UNDERWRITING AGREEMENT

July 23, 2018

PIPER JAFFRAY & CO.

As Representative of the several

Underwriters listed in Schedule I hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Materialise NV, a limited liability company (naamloze vennootschap) organized and existing under the laws of the Kingdom of Belgium (“Belgium”) and registered with the Register of Legal Entities of Leuven under the number VAT BE 0441.131.254 (the “Company”), proposes to issue and sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 3,000,000 ordinary shares, with no nominal value, of the Company (the “Ordinary Shares”) to be delivered in the form of American Depositary Shares (“ADSs”), as set forth on Schedule I hereto (the “Firm ADSs”). The Ordinary Shares issued and sold by the Company under this Agreement are hereinafter referred to as the “Firm Shares.” The Company has also granted to the several Underwriters an option to purchase up to 450,000 additional Ordinary Shares on the terms and for the purposes set forth in Section 2(b) hereof (the “Option Shares”) to be delivered in the form of ADSs (the “Option ADSs”). The Firm Shares to be issued and sold, respectively, will be delivered in the form of Firm ADSs to The Bank of New York Mellon, as depositary (the “Depositary”) by ING Securities Services, Inc., as custodian for the Depositary (“the Custodian”). The Firm Shares and the Firm ADSs are hereinafter collectively referred to as the “Firm Securities.” The Option Shares and the Option ADSs are hereafter collectively referred to as the “Option Securities”. The Firm ADSs and the Option ADSs are hereinafter collectively referred to as the “ADSs.” The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares.” The Firm Securities and the Option Securities (to the extent that the aforementioned option is exercised) are hereinafter collectively referred to as the “Securities.”

The Shares are to be deposited pursuant to the deposit agreement (the “Deposit Agreement”), dated June 24, 2014, among the Company, the Depositary, and holders and beneficial holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent one Share deposited pursuant to the Deposit Agreement, with the principal Amsterdam office of the Custodian.

Each reference herein to an ADR shall include the corresponding ADS, and vice versa.

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom Piper Jaffray & Co. is acting as the Representative, as follows:

1. Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement, including a base prospectus relating to the Securities (the “Base Prospectus”) on Form F-3 (File No. 333-226006), and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission.

Each part of such registration statement, including the amendments, exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) as of the time such registration statement became effective, is herein called the “Registration Statement.” The term Registration Statement shall also include, from and after the date and time of any such filing by the Company of any registration statement filed pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).

Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) under the Securities Act. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and which is deemed to be incorporated therein by reference or otherwise deemed by the Securities Act to be a part thereof. The Company previously filed with the Commission a registration statement on Form F-6 (File No. 333-196734) which covers the registration of the ADSs under the Securities Act. The registration statement relating to the ADSs, as amended at the time it became effective, is hereinafter referred to as the “ADS Registration Statement.”

At or prior to 8:00P.M., New York City time, on July 23, 2018, or such other time as agreed by the Company and the Representative (the “Applicable Time”), the Company will have prepared the following information (collectively with the pricing information set forth in Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated July 18, 2018, contained in the Registration Statement at the time of its effectiveness (“Statutory Prospectus”) and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

2. Purchase, Sale and Delivery of the Securities.

(a) Purchase and Sale of Firm Shares. On the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, (i) the Company agrees to issue and sell to each Underwriter, severally and not jointly, and (ii) each Underwriter agrees, severally and not jointly, to purchase, through Piper Jaffray & Co., acting for the account of the several Underwriters, at the price of US$12.155 per Firm Share (the “Purchase Price”), from the Company the respective number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto, such Firm Shares to be delivered in the form of Firm ADSs. For the avoidance of doubt, such sales and purchases are subject, in each case, to such adjustments among the Underwriters as the Representative, in its sole discretion, shall make solely to eliminate any sales or purchases of fractional Firm Shares.

(b) Purchase and Sale of Option Shares. In addition, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Underwriters shall have the option to purchase, respectively, severally and not jointly, from the Company, the Option Shares at the Purchase Price less an amount per Option Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares, such Option Shares to be delivered in the form of Option ADSs. The maximum aggregate number of Option Shares to be purchased by the Underwriters is set forth in Schedule I hereto. If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments among the Underwriters as the Representative in its sole discretion shall make solely to eliminate any sales or purchases of fractional Option Shares.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representative to the Company. The notice from the Representative to the Company shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered in the form of Option ADSs, and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the fifth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof).

(c) Sale of ADSs to Public. The Company understands that the Underwriters intend to make a public offering of the ADSs as soon after the effectiveness of the Registration Statement and this Agreement as in the judgment of the Representative is advisable, and initially to offer the ADSs on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter.

(d) Payment and Delivery of Shares. Payment for the Shares shall be made in Federal (same day) funds by wire transfer to a blocked account designated by the Company with KBC Bank NV (the “Blocked Account”) on the second (or third, if the Applicable Time occurs after 4:30 p.m., New York City time) business day after the date hereof, or at such other time on the same or such other date, not later than the third business day thereafter as the Representative and the Company shall agree upon, such time and date being herein referred to as the “Closing Date” or, in the case of the Option Shares, on the date and at the time specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.” All funds shall be available on the Blocked Account at the opening of business in Belgium (8:00 a.m. Brussels time) on the Closing Date or the Additional Closing Date, as applicable.

The Blocked Account shall be an account that qualifies as special account pursuant to Article 600 of the Belgian Company Code. Promptly upon receipt of the funds on the Blocked Account in accordance with the first paragraph of this Section 2(d) above, KBC Bank NV shall issue to the Company a certificate in accordance with Article 600 of the Belgian Company Code, confirming that the payment for the Firm Shares and the Option Shares, respectively, was credited on the Blocked Account. The certificate shall be delivered to the notary public referred to below.

Upon receipt of the certificate confirming that the payment for the Firm Shares and the Option Shares has been credited on the Block Account, the Company shall ensure (i) that the Shares are issued in accordance with Article 589 of the Belgian Company Code and with the decision of the Board of Directors dated July 18, 2018, as recorded in the notarial deed of the same date passed before the notary public Notaris Vroninks Vincent of VRONINKS, RICKER & WEYTS—notaires associés or any other notary public as designated by him, and (ii) that the Firm ADSs and the Option ADSs, are issued by the Depositary to the Underwriters by noon U.S. Eastern Time on the Closing Date or the Additional Closing Date, as applicable. In the event that delivery of the Shares is not made to the Representative as set forth in the preceding sentence, the Company will instruct KBC Bank NV to immediately return in full all funds attributable to the payment made by the Representative for the Shares to the Representative’s agent, Pershing LLC, via Fed Funds by close of business on the Closing Date or Additional Closing Date, as the case may be. In the event that the ADSs are not delivered to the Underwriters in a timely manner, the Company shall remain liable to Pershing LLC for any losses incurred.

Following the issuance of the Firm Shares or the Option Shares to the Underwriters, the Underwriters shall transfer title with respect to the Firm Shares or the Option Shares to the Depositary on the Closing Date or the Additional Closing Date, as applicable, to enable delivery of the ADSs by the Depositary to the Representative, and subsequently to the other several Underwriters or to investors, as the case may be, shall be through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

The delivery of the ADSs to the Representative for the respective accounts of the several Underwriters to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made in definitive form registered in such names and in such denominations as the Representative shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such ADSs duly paid by the Company.

(e) Principal and Not Agent. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the ADSs contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and the Statutory Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the applicable requirements of the Securities Act, and the Statutory Prospectus, at the time of filing thereof, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Statutory Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the ADSs (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus as set forth in Annex B complied in all material respects with the applicable requirements of the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Statutory Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Emerging Growth Company. From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the members of its Board of Directors and the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications; provided that they comply with the Securities Act in connection therewith. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Annex C hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict in any material respect with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(f) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the ADSs has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply as to form in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(g) Form F-6. The ADS Registration Statement and any amendments thereto, in respect of the ADSs has been filed with the Commission (File No. 333-196734). Such ADS Registration Statement in the form heretofore delivered to the Representative and, excluding exhibits, to the Representative for each of the other Underwriters, has been declared effective by the Commission. No stop order suspending the effectiveness of such ADS Registration Statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission. The ADS Registration Statement when it became effective complied, and any further amendments thereto will comply as to form, in all material respects with the applicable requirements of the Securities Act, and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(h) Capitalization. The issued share capital (maatschappelijk kapitaal) and the authorized share capital (toegestaan kapitaal) of the Company is as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “ Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus or pursuant to the exercise or conversion of convertible securities, warrants or options referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus). The Company has the statutorily required minimum capital under Belgian law; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of the Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any shares of capital stock or other equity interest in the Company or any such Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the shares of capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company or their respective shareholders, as the case may be, have been duly and validly authorized and issued, are fully paid and “non-assessable” and are owned, directly or indirectly, by the Company or their respective shareholders, as the case may be, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. For purposes of this section, “non-assessable” means that, with respect to the issuance of the shares of the Company, a holder of the shares will have no obligation to pay any additional amount in excess of the purchase price.

(i) Off-Balance Sheet Arrangements. Other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has any material off-balance sheet arrangements. For purposes of this Section 3(i), “off-balance sheet arrangements” means any covenant, undertaking, transaction, agreement or other arrangement to which an entity unconsolidated with the Company is a party or otherwise relates under which the Company or any of the Subsidiaries, has (i) any obligation under a guarantee undertaking pursuant to which the Company or any of its Subsidiaries could be required to make payments to the guaranteed party including, without limitation, any standby letter of credit, market value guarantee, performance guarantee, unilateral undertakings, indemnification agreement, keep-well, parent guarantee or other support agreement, (ii) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets, (iii) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Company or any of its Subsidiaries, and (iv) any other similar liability or obligation (whether absolute, accrued, contingent or otherwise), in each case that would not be required to be reflected in the Company’s consolidated financial statements under IFRS.

(j) Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any material decrease in the capital stock or any material increase in any short-term debt or long-term debt of the Company or any of the Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the businesses, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Subsidiaries, taken as a whole; (ii) neither the Company nor any of the Subsidiaries has entered into any transaction or agreement outside of the ordinary course of business that has had or would be reasonably expected to have a Material Adverse Effect (as defined below) on the Company and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole; and (iii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any domestic or foreign court or arbitrator governmental agency or body or regulatory or judicial authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except, in the case of each of clauses (i) through (iii) above, as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k) Organization and Good Standing. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Schedule II hereto (each, a “Subsidiary,” and collectively, the “Subsidiaries”) and (ii) its 50% joint venture interest in RSPRINT (as defined below). The Company and each of the Subsidiaries have been duly organized and are validly existing and in good standing (or the jurisdictional equivalent provided such concept is recognized in the relevant jurisdiction) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (or the jurisdictional equivalent provided such concept is recognized in the relevant jurisdiction) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole or on the performance by the Company under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The constitutive documents of the Company and each of the Subsidiaries comply with the requirements of applicable law in their respective jurisdictions of organization and are in full force and effect.

(l) Financial Statements. The financial statements (including the related notes thereto) of (i) the Company and its consolidated Subsidiaries, (ii) ACTech Holding Gmbh (which, for the avoidance of doubt, is also a Subsidiary) (including its own subsidiaries ACTech Gmbh and ACTech North America Inc., “ACTech”) and (iii) RSPRINT powered by Materialise NV (“RSPRINT”) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries, ACTech and RSPRINT, as applicable, as of the dates indicated and the results of their respective operations and the changes in their respective cash flows for the periods specified; such financial statements have been prepared in conformity with international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby (except as otherwise noted therein), and any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated Subsidiaries and presents fairly in all material respects the information shown thereby; and the Company and its consolidated Subsidiaries taken as a whole do not have any material liabilities or obligations, direct or contingent, that are not disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not included as required.

(m) Stock Options. With respect to the stock options outstanding on the date hereof (the “Stock Options”) and granted pursuant to the stock-based compensation plans of the Company and the Subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualified, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, and (iv) each such grant was properly accounted for in accordance with IFRS in the financial statements (including the related notes) of the Company.

(n) Due Authorization. The Company has the full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all actions required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents, and the due and proper authorization of the transactions contemplated hereby and thereby have been duly and validly taken.

(o) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(p) Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (collectively, the “Enforceability Exceptions”). Upon due issuance by the Depositary of the ADRs evidencing the ADSs and the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADSs will be duly and validly issued and the persons in whose names the ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the ADRs evidencing Firm ADSs conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(q) No Violation or Default. Neither the Company nor any of the Subsidiaries is in violation or default of (i) its respective articles of association, charter, by-laws or similar organizational documents; (ii) any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject; or (iii) any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(r) No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares by the Company, the deposit of the Shares with the Depositary against issuance of the ADSs and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of the Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or would have a material adverse effect on the Underwriters’ ability to consummate the transactions contemplated by this agreement.

(s) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares and sale of the ADSs, the deposit of the Shares with the Depositary against issuance of the ADSs, the offering of the Securities or the consummation of the transactions contemplated by the Transaction Documents, except (i) such as may be required under the Securities Act, (ii) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) such as may be required by The NASDAQ Stock Market, (iv) such as may be required under applicable state and foreign securities laws in connection with the purchase and distribution of the ADSs by the Underwriters, and (v) such as have been previously obtained by the Company.

(t) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of the Subsidiaries is or may be a party or to which any property of the Company or any of the Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any Governmental Authority or others. There are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The statements set forth in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2017 (as amended, the “2017 Form 20-F”) and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Item 8. Financial Information — A. Consolidated Financial Statements and Other Information — Legal or Arbitration Proceedings” are true and accurate in all material respects.

(u) Independent Accountants.

(i) BDO Bedrijfsrevisoren Burg. CVBA (“BDO Belgium”), which expressed their opinions with respect to certain financial statements (which includes the related notes thereto) of the Company and its consolidated Subsidiaries, and RSPRINT, respectively, (x) is an independent registered public accounting firm, as required by the Securities Act and the Public Company Accounting Oversight Board (“PCAOB”), (B) registered with the PCAOB established by the Sarbanes-Oxley Act of 2002 and (C) is not in violation of the auditor independence requirements of the Securities Act and the rules and regulations promulgated thereunder by the Commission and the PCAOB.

(ii) BDO AG Wirtschaftsprüfungsgesellschaft (“BDO Germany”) which expressed their opinion with respect to certain financial statements (which includes the related notes thereto) of ACTech, is not in violation of the auditor independence requirements of Section 1.200 of the American Institute of Certified Public Accountant’s Code of Professional Conduct, and its interpretations and rulings.

(v) Title to Real and Personal Property. The Company and the Subsidiaries have good and marketable title to, or valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and the Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, subject to the Enforceability Exceptions.

(w) Intellectual Property.

(i) For the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and the Subsidiaries own or possess (A) sufficient rights in all domestic and foreign patents and patent applications, together with all re-issuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and re-examinations thereof, and any identified invention disclosures; (B) trade secret rights and corresponding rights in non-public information (whether or not patentable), including algorithms, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals, and technical data; (C) all copyrights, copyrightable works, software rights, software source code rights, rights in databases, data collections, mask works, copyright registrations and applications therefor and rights in works of authorship; (D) all trademarks, service marks, logos, trade dress and trade names, and other indicia of source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith; (E) utility models and utility model applications that claim or cover any inventions (including all divisionals, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions thereof), (F) any registered and unregistered design rights; (G) all internet electronic addresses, and all registrations for the foregoing; and (H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world (individually and collectively, items (A) through (H) the “Intellectual Property”), except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; provided that the foregoing is not a representation or warranty of any kind with respect to the absence of allegations of actual infringement or misappropriation of the Intellectual Property rights of any third party. The conduct of the businesses of the Company and the Subsidiaries does not conflict with, infringe upon, or misappropriate any Intellectual Property rights of others, which conflict, infringement or misappropriation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Intellectual Property purported therein to be owned by the Company and the Subsidiaries (“Company Intellectual Property”), is owned free and clear from any material liens, encumbrances, or other third party rights, and (ii) other than non-exclusive licenses or immaterial exclusive rights to use Intellectual Property in the ordinary course of Company’s and the Subsidiaries’ businesses, the Company or the Subsidiaries have the sole and exclusive rights to use and exploit all Company Intellectual Property, and none of the Company, the Subsidiaries or any of their affiliates or legal predecessors, have transferred ownership of, or granted any license to or right to use, any such Company Intellectual Property.

(iii) Each item of the Company Intellectual Property that is registered Intellectual Property and is not a patent application is subsisting and, to the Company’s knowledge, valid and enforceable. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (a) each item of the Intellectual Property that is a patent application filed by or on behalf of the Company or the Subsidiaries has been properly applied for and filed with the relevant Governmental Authorities; (b) all documents and certificates that are necessary for the purposes of maintaining the registered Company Intellectual Property have been filed with the relevant Governmental Authorities; and (c) all fees, annuities, royalties and other payments that are or were due from on or before the date hereof for any of the registered Company Intellectual Property have been paid.

(iv) The Company and the Subsidiaries have not received any written notice or, to the Company’s knowledge, any other notice of any claim of infringement, misappropriation or conflict with any Intellectual Property rights of others that would reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any of the Subsidiaries’ rights in or to any Intellectual Property, (B) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiaries or any of their respective products or services infringes or misappropriates any Intellectual Property of others, (D) no Intellectual Property has been obtained or is being used by the Company or the Subsidiaries in violation of any contractual obligation binding on the Company or any of the Subsidiaries, or, to the Company’s knowledge, otherwise in violation of the rights of any persons, and (E) to the Company’s knowledge, no person is infringing or misappropriating any Company Intellectual Property in any material respect. The Company and the Subsidiaries have taken reasonable steps necessary to protect their material trade secrets and to secure ownership of the material Intellectual Property developed by their employees, consultants, agents and contractors during the course of their service to the Company or the Subsidiaries. There are no outstanding options, licenses or binding agreements of any kind relating to any material Company Intellectual Property that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described in all material respects. The Company or the Subsidiaries are not a party to or bound by any options, licenses or binding agreements with respect to any Intellectual Property of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described in all material respects.

(v) Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, n o software or other material governed by an open source, free, copyleft or similar license, including, but not limited to, the GNU General Public License or GNU Lesser General Public License (collectively, “Open Source Software”), is used or distributed by the Company or the Subsidiaries in a manner that requires or has required the Company or the Subsidiaries to (A) distribute or otherwise make available any software that embodies Company Intellectual Property to any third party in source code form, or (B) license or otherwise make available such software or any associated Company Intellectual Property on a royalty free basis, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) Information Technology. The Company and the Subsidiaries have taken all commercially reasonable steps to ensure the security and integrity of their information technology systems except where the failure to take such steps would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, to the Company’s or the Subsidiaries’ knowledge, there are no situations where the security or the integrity of their information technology systems were compromised, except where such incidents would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(y) FDA. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of the Subsidiaries has received any unresolved U.S. Food and Drug Administration (“FDA”) Form 483, notice of adverse filing, warning letter, untitled letter or other written correspondence or notice from the FDA, or any other court or arbitrator or United States federal, state, local or foreign governmental or regulatory authority, alleging or asserting noncompliance with the Federal Food, Drug and Cosmetic Act, as amended (21 U.S.C. § 301 et seq.) (the “FFDCA”); (ii) the Company and each of the Subsidiaries is and has been in compliance with applicable health care laws, including without limitation, the FFDCA, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the Health Insurance Portability and Accountability Act of 1996, as amended (42 U.S.C. § 1320d et seq.), the exclusion laws, Social Security Act § 1128 (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010 (Public Law 111-148), as amended by the Health Care and Education Affordability Reconciliation Act of 2010 (Public Law 111-152), and the regulations and guidance promulgated pursuant to such laws, and comparable United States state laws, and all other United States local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company (collectively, “Health Care Laws”); (iii) the Company and each of the Subsidiaries possesses all licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as now or proposed to be conducted (“Authorizations”) and such Authorizations are, to the knowledge of the Company, valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) neither the Company nor any of the Subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Health Care Laws or Authorizations or has any knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) neither the Company nor any of the Subsidiaries has received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Authority is considering such action; (vi) the Company and each of the Subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) neither the Company nor any of the Subsidiaries has, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post sale warning, “dear doctor” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated or conducted any such notice or action, except, in the case of each of clauses (i) through (vii) above, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the members of the Board of Directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Statutory Prospectus or the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package. As of the date of the initial filing of the Registration Statement, there were no personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(aa) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(bb) Taxes. The Company and the Subsidiaries have paid all domestic and foreign taxes and filed all tax returns required to be paid or filed through the date hereof except for those the absence of which would not reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Subsidiaries or any of their respective properties or assets that has had, or could reasonably be expected to have a Material Adverse Effect.

(cc) Licenses and Permits. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate Governmental Authorities that are necessary for the conduct of their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess the same would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such licenses, certificates, permits and other authorizations in all material respects; and neither the Company nor any of the Subsidiaries has received notice of proceedings relating to the revocation or modification of any such license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(dd) No Labor Disputes. No material labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent material labor disturbance by, or dispute with, the employees of any of its or the Subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ee) No Undisclosed Benefits. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has no material obligation to provide health, retirement, death or disability benefits to any of the present or past employees of the Company or any of the Subsidiaries, or to any other person.

(ff) Compliance with and Liability under Environmental Laws. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries are in violation of any applicable statute, rule, regulation, decision or order of any Governmental Authority, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might reasonably be expected to lead to such a claim. Neither the Company nor any of its Subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(gg) Compliance with Employee Arrangements. Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or its Subsidiaries for current or former employees, managers or directors of, or independent contractors with respect to, the Company or its Subsidiaries has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations; the Company and its Subsidiaries have complied with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(hh) Disclosure Controls. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, (i) the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that has been designed to comply with the applicable requirements of the Exchange Act, (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ii) Accounting Controls.

(i) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that has been designed to comply with the applicable requirements of the Exchange Act as and when such internal controls must be implemented by the Company thereunder and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(ii) The Company’s system of internal controls is appropriate to (A) provide reasonable assurance that transactions are executed in accordance with management’s general and specific authorizations; (B) ensure that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (C) ensure that access to assets is permitted only in accordance with management’s general or specific authorization; and (D) ensure that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

(jj) Insurance. The Company and each of the Subsidiaries carries, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is generally deemed adequate for the conduct of its business and the value of the Company’s or any of the Subsidiaries’ properties and as is customary for companies engaged in similar business in similar industries, and all such policies of insurance are in full force and effect; the Company and each of the Subsidiaries are in compliance with the terms of such policies in all material respects; there are no material claims by the Company or any of the Subsidiaries under any such policy or instrument as to which any insurance company is denying liability; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted at a cost that would not reasonably be expected to have a Material Adverse Effect.

(kk) No Unlawful Payments. None of the Company or any of the Subsidiaries, or to the Company’s knowledge, any of their respective directors, officers, employees, agents, affiliates or representatives, has (i) used any corporate funds for any unlawful or improper contribution, gift, entertainment or other expense; (ii) offered, made, promised to make, or authorized any direct or, indirect unlawful or improper payment to any official, employee, agent, representative of any government (including its department, agency, instrumentality, employee or agent of government-owned or controlled entity), or political party or official of any political party or any candidate for any political office, or to any other person, to influence official action or secure an unlawful advantage; or (iii) violated or is in violation of any applicable anti-corruption or anti-bribery law, including, but not limited to, any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, or the United Nations Convention against Corruption, signed December 9, 2003, including the applicable provisions of the Belgian Penal Code, the U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope applicable to them, all as amended. The Company and the Subsidiaries have instituted and maintain policies and procedures which are designed to promote and achieve compliance with all applicable anti-corruption and anti-bribery laws; the Company will not use or otherwise make available, directly or indirectly, the proceeds of the offering for any purpose that would violate any applicable anti-corruption or anti-bribery laws. No action, suit, claim, investigation, proceeding, or other inquiry by or before any Governmental Authority involving the Company with respect to anti-corruption or anti-bribery laws is pending, or, to the knowledge of Company, threatened.

(ll) Compliance with Money Laundering and Terrorism Financing Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with all the money laundering and terrorism financing statutes and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, in each case, to the extent applicable to the Company or any of its Subsidiaries, including, without limitation, the applicable provisions of the Belgian Penal Code, Title 18 U.S. Code Sections 1956 and 1957, the USA PATRIOT Act, and the U.S. Bank Secrecy Act, all as amended (collectively, the “Money Laundering and Terrorism Financing Laws”) and no action, suit, claim, investigation, proceeding or other inquiry by or before any Governmental Authority or body or any arbitrator involving the Company with respect to the Money Laundering and Terrorism Financing Laws is pending or, to the knowledge of the Company, threatened.

(mm) Compliance with Sanctions Laws. (i) Neither the Company nor any of the Subsidiaries, or to the Company’s knowledge, any of their respective directors, officers, employees, agents, affiliates or representatives, other than the Underwriters in their capacity as such: (A) is an individual or entity, or is owned or controlled by an individual or entity that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or other applicable Governmental Authority in Belgium, the United States or elsewhere (such sanctions, “Sanctions”; such sanctions targets, “Sanctioned Persons”); (B) located, resident, operating, or organized in a country or region that is the target of comprehensive, country-wide or territory-wide Sanctions (each, a “Sanctioned Country”, including, as of the date of this agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine); (C) engaged in any dealings, directly or indirectly, with Sanctioned Persons or Sanctioned Countries; or (D) violated any Sanctions; (ii) the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, directly or indirectly: (A) to or for the benefit of any Sanctioned Person; (B) to or for the benefit of any Sanctioned Country; (C) to or for the benefit of any subsidiary, joint venture partner or other individual or entity for the purpose of financing activities in any Sanctioned Country or with or for the benefit of any Sanctioned Person; or (D) in any manner that violates Sanctions, that would cause any person (including the Underwriters) to violate Sanctions, or that reasonably could result in the designation of any person, including the Underwriters, as a Sanctioned Person; (iii) the Company and the Subsidiaries maintain and enforce policies and procedures reasonably designed to achieve compliance with Sanctions; and (iv) no action, suit, claim, investigation, proceeding, or other inquiry by or before any Governmental Authority involving the Company with respect to Sanctions is pending, or, to the knowledge of Company, threatened.

(nn) No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Subsidiary is currently materially prohibited, directly or indirectly, under any agreement or other instrument or laws to which it is a party or is subject to, from paying any dividends to the Company or any other subsidiary of the Company, as applicable, from making any other distribution on such Subsidiary’s equity interest, from repaying to the Company or any other subsidiary of the Company, as applicable, any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other subsidiary of the Company, as applicable, or any other subsidiary of the Company; except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the share capital or equity interest of each of the Subsidiaries may, under the current laws and regulations of the jurisdiction of organization of the Subsidiary, be paid to the parent company of the Subsidiary in euros or any other currency that may be converted into foreign currency, which may be freely transferred out of the jurisdiction of organization of the Subsidiary, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the jurisdiction of organization of the Subsidiary and are otherwise free and clear of any other tax, withholding or deduction in the jurisdiction of incorporation of the Subsidiary and without the necessity of obtaining any consents, approvals, authorizations, permissions, orders, registrations, filings, exemptions, waivers, endorsements, licenses, annual inspections, clearances and qualifications of a Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or any of their properties or under The NASDAQ Stock Market rules, except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(oo) Broker’s Fees. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the ADSs and the Shares represented thereby.

(pp) No Registration Rights. No person has the right to require the Company to register any equity or debt securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance of the Shares and the sale of ADSs by the Company.

(qq) No Market Stabilization or Manipulation. Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company in connection with the offering of the ADSs.

(rr) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the third party statistical, industry-related and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(ss) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any member of the Company’s Board of Directors and officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(tt) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(uu) Debt Securities and Preferred Stock. The Company has no debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) under the Exchange Act).

(vv) Dividends. Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, all dividends and other distributions declared and payable on the Shares of the Company may under the current laws and regulations of Belgium be paid to the Depositary in U.S. dollars or any other currency that may be converted into foreign currency, which may be freely transferred out of Belgium, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Belgium and are otherwise free and clear of any other tax, withholding or deduction in Belgium and without the necessity of obtaining any consents, approvals, authorizations, permissions, orders, registrations, filings, exemptions, waivers, endorsements, licenses, annual inspections, clearances and qualifications of any Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or any of their properties or under any applicable rules under the Exchange Act.

(ww) Absence of Stamp Duties and Transfer Taxes. Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, in particular for the Belgian stock exchange tax due in respect of the sale of existing Shares (x) through a professional intermediary in Belgium and (y) through a professional intermediary outside of Belgium in case the order is made, directly or indirectly, by a Belgian-resident shareholder, no stamp or other issuance or transfer taxes or duties, and no capital gains, income, withholding or other taxes are due or payable by or on behalf of the Underwriters to the Belgian State, or any political subdivision or taxing authority thereof or therein in connection with (i) the issue by the Company of Firm Shares and Option Shares to Piper Jaffray & Co., acting for the account of the several Underwriters, (ii) the deposit of such Shares and Option Shares with the Depositary of Shares against the issuance of ADSs, (iii) the sale and delivery of the ADSs to or for the respective accounts of the several Underwriters or (iv) the sale and delivery outside Belgium by the several Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated by this Agreement.

(xx) No Sale, Issuance or Distribution of Shares. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of capital stock of the Company during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S of the Securities Act, other than shares of capital stock of the Company issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(yy) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(zz) No Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(aaa) Transaction Agreements under Belgian Law. Subject to the qualifications that (i) the consent to this Agreement and the Deposit Agreement is not vitiated, (ii) the enforceability of this Agreement and the Deposit Agreement is subject to the provisions of any applicable bankruptcy, insolvency, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally including statutes of limitation, (iii) periods of grace for the performance of its obligations may be granted by the Belgian courts to a debtor who has acted in good faith, (iv) any power of attorney or other mandate would lapse on the bankruptcy of the party that granted it, and may lapse on an application for judicial reorganization, (v) provisions for the recovery of legal fees incurred by a party may not be enforceable beyond a maximum amount set by royal decree, (vi) indemnification provisions in respect of fines or other criminal or administrative penalties may not be enforceable, (vii) provisions limiting, releasing, exculpating or exempting a party from, or requiring indemnification of another party for, liability for its own action or inaction, to the extent that the action or inaction involves willful negligence or misconduct, fraud or unlawful conduct may be unenforceable, (viii) the Belgian courts may demand that documents submitted in evidence be translated into the language of the proceedings (i.e. French or Dutch), (ix) the obtaining of a judgment in Belgium or the declaration of enforceability of a foreign judgment by the courts of Belgium will give rise to a registration duty at the rate of 3% of the amount of the judgment, (x) rights may not be exercised in an abusive manner, and a party may be denied the right to invoke a contractual right if so doing would be abusive and (xi) the enforcement in Belgium of the Agreements and of foreign judgments will be subject to Belgian rules of procedure, each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in Belgium in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in Belgium of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any Governmental Authority in Belgium (other than court filings in the normal course of proceedings) or that any stamp or similar tax in Belgium be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder.

(bbb) Passive Foreign Investment Company. The Company believes it was not a passive foreign investment company (“PFIC”) as defined under Section 1297 of the Code for the taxable year ended December 31, 2017, and does not expect to be a PFIC in the current taxable year ending December 31, 2018, or in the foreseeable future.

(ccc) No Reduction from Amounts Payable. All amounts payable by the Company under this Agreement shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is required by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(ddd) Choice of Law. The choice of law of the State of New York as the governing law of this Agreement and the Deposit Agreement is legal and binding under Belgian law and will be recognized and given effect by the courts of Belgium, subject to the qualifications that (i) the courts of Belgium may refuse to give effect to the choice of law of the State of New York to the extent of a manifest incompatibility with Belgian public policy or a contraction with overriding mandatory provisions of Belgian or European law, (ii) effect may be given, at the discretion of the courts, to the overriding mandatory laws of any jurisdiction where the obligations arising out of this Agreement or the Deposit Agreement have to be or have been performed, (iii) the courts of Belgium may take into account the law of the place of performance in relation to the manner of performance and to the steps to be taken in the event of defective performance, (iv) where all elements, other than the choice of the law of a particular jurisdiction, are located at the time of the choice in another jurisdiction, that choice shall not prejudice the application of the provisions of the law of that other jurisdiction which cannot be derogated from by agreement, and (v) the courts of Belgium may apply Belgian law despite the choice of law referred to above if it appears clearly impossible, in the course of legal proceedings, to determine the substantive rules of the chosen law.

(eee) Data Protection. Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company and the Subsidiaries have at all times complied in all material respects with (i) all applicable statutes, rules, regulations, decisions and orders of any Governmental Authority (including, up to May 24, 2018, the EC Data Protection Directive 95/46/EC and, on and from May 25, 2018, the General Data Protection Regulation 2016/679, together with all applicable legislation implementing that Directive and Regulation), (ii) all policies and procedures of the Company and the Subsidiaries, respectively, and (iii) all applicable contractual obligations, in each case, relating to privacy, data protection or the Company’s and the Subsidiaries’ collection, storage, use, transfer and any other processing of any information that alone, or in combination with other information collected, stored, used, transferred, otherwise processed or reasonably obtainable from a third party by the Company or the Subsidiaries, can be used to identify a natural person. Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company and the Subsidiaries have at all times taken reasonable measures to protect the integrity and security all such information against loss and unauthorized access, use, modification or disclosure and, to the knowledge of the Company, there has been no unauthorized access to, or use, modification or disclosure of, such information. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others (including any Governmental Authority) relating to any of the foregoing, except, each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(fff) Absence of Immunity from Jurisdiction. The Company and the Subsidiaries have no immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Belgium or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets, or the Transaction Documents or actions to enforce judgments in respect thereof.

(ggg) Corporate Structure and Related Party Transactions. The descriptions of the events and transactions set forth in the 2017 Form 20-F and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Item 4. Information on the Company A. History and Development of the Company” and “Item 7. Major Shareholders and Related Party Transactions B. Related Party Transactions” are true, accurate, and complete in all material respects.

(hhh) Merger or Consolidations. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of the Subsidiaries have entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a material merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses.

(iii) FINRA Affiliation. To the Company’s knowledge, there are no affiliations or associations between (i) any member of the FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(jjj) Effect of Certificates. Any certificate signed by any officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(kkk) Lock-up Letters. The Company has caused each of the members of the Board of Directors and each of the parties identified on Schedule III hereto to furnish to the Representative, on or prior to the date of this Agreement, a “lock-up” letter, each substantially in the form of Exhibit A hereto (the “Lock-Up Letter”). The Company will enforce the terms of each Lock-Up Letter and issue stop-transfer instructions to the Depositary for the Shares and the ADSs with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Letter. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in Section 4(h) hereof or a Lock-Up Letter described in this Section 3(kkk) for a member of the Company’s Board of Directors or officer and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, to the extent required by FINRA Rule 5131, the Company agrees to announce the impending release or waiver by issuing a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver. The Company further agrees that it will not release any security holder from, or waive any provision of, any lock-up or similar agreement between the Company and any security holder without the prior written consent of the Representative.

4. Further Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

(a) Required Filings. The Company will prepare and file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City in such quantities as the Representative may reasonably request as soon as is reasonably practicable.

(b) Delivery of Copies. The Company will deliver, upon request, without charge, (i) to the Representative, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the ADSs as a prospectus relating to the ADSs is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the ADSs by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. After the date hereof, before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review. After the date hereof, the Company will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Written Testing-the-Waters Communication; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the ADSs for offer and sale in any applicable jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the ADSs and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate such amendments or supplements to the Prospectus as may be necessary to correct such statement or omission or effect such compliance, and (2) if at any time prior to the filing of the Prospectus pursuant to Rule 424(b), (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary to correct such statement or omission or effect such compliance.

(f) Blue Sky Compliance. The Company will qualify the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the ADSs; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earnings Statement. The Company will make generally available to its security holders and the Representative as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 90 days after the date of the Statutory Prospectus, without the prior written consent of the Representative, the Company will not (1) offer, pledge, announce the intention to sell, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares or ADSs (the “Lock-Up Securities”); (2) file, or announce the intention to file, any registration statement with respect to any Lock-Up Securities, or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise. Notwithstanding the foregoing, the Company may (i) issue, sell and/or transfer Lock-Up Securities pursuant to this Agreement, (ii) issue Lock-Up Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) issue and sell Lock-Up Securities pursuant to, or the filing of a registration statement on Form S-8 in respect of, any employee stock option plan, incentive plan, stock ownership plan or dividend reinvestment plan of the Company existing on the date of this Agreement and described in the Registration Statement, the Preliminary Prospectus and the Prospectus, provided that such securities are non-transferrable for a period of 90 days after the date of the Statutory Prospectus, (iv) issue Lock-Up Securities after 45 days from the date of the Statutory Prospectus in connection with an acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (x) the aggregate number of Lock-Up Securities issued or issuable does not exceed 5% of the number of Ordinary Shares outstanding immediately after the issuance and sale of the Lock-Up Securities, and (y) each recipient of any such shares or other securities agrees to restrictions on the resale of such securities that are consistent with the Lock-Up Letters for the remainder of the 90-day restricted period, and (v) file post-effective amendments in respect of the Company’s Registration Statement on Form F-3 (Registration No. 333-213649), as amended.

(i) Use of Proceeds. The Company intends to use the net proceeds from the sale of the ADSs as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(j) No Market Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

(k) Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the ADSs on the NASDAQ Global Market (“NASDAQ”).

(l) Reports. During the period of three years from the date of this Agreement, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares or ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representative to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Transfer Taxes. The Company will indemnify and hold each Underwriter harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges imposed by any government, or any political subdivisions or tax authority thereof or therein, including any interest and penalties (the “Transfer Taxes”), which are or may be required to be paid in connection with the creation, allotment, issuance, and initial delivery of the Shares or ADSs, including the deposit of the Shares with the Depositary in accordance with the Deposit Agreement, and the execution and delivery of this Agreement and the Deposit Agreement. Any subsequent Transfer Taxes payable on any transfer subsequent to the delivery of the Shares or ADSs to the initial purchasers thereof in accordance with Section 2 hereof shall not be the responsibility of the Company.

(n) Judgment and Approval. The Company agrees that (i) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside Belgium; (ii) following the consummation of the offering of the ADSs, it will use its reasonable best efforts to obtain and maintain all approvals required in Belgium to pay and remit outside Belgium all dividends declared by the Company and payable on the Ordinary Shares (deducting applicable withholding taxes, if any), if any.

(o) Emerging Growth Company. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the ADSs within the meaning of the Securities Act and (B) completion of the 90-day restricted period referred to in Section 4(h) hereof.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not used and will not use, without the prior written consent of the Company, any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Underwriters may use a term sheet substantially in the form of Annex A hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company and provide a copy of such term sheet to the Company prior to the first use of such term sheet and shall incorporate any comments to such term sheet as the Company may reasonable request be included.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm ADSs on the Closing Date or the Option ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The respective representations and warranties of the Company contained herein shall be true and correct on the date hereof and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(j) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officers’ Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief executive officer and chief financial officer in such person’s capacity as an officer of the Company and not in his individual capacity (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and that, to the knowledge of such officers, the representations and warranties of the Company in this Agreement are true and correct and that the Company has in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (ii) to the effect set forth in Sections 8(a) and 8(c) above.

(e) Certificate of Chief Financial Officer. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer of the Company in the form and substance reasonably satisfactory to the Representative.

(f) Comfort Letters. On the date of this Agreement, the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, (i) BDO Belgium shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the Company’s Amendment No. 2 to its April 30, 2018 Form 20-F filed with the Commission on June 26, 2018 relating to RSPRINT); provided, that, in the case of the letter related to the financial statements and financial information of the Company and its consolidated Subsidiaries, such letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be; and (ii) BDO Germany shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Representative, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus relating to ACTech.

(g) Opinion and 10b-5 Statement of United States Counsel for the Company. Clifford Chance LLP, United States counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and previously agreed upon by counsel for the Underwriters and Clifford Chance LLP.

(h) Opinion of Belgian Counsel for the Company. Clifford Chance LLP, Belgian counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and previously agreed upon by counsel for the Underwriters and Clifford Chance LLP.

(i) Opinions of Intellectual Property Counsel for the Company. Arnold + Siedsma B.V., DeltaPatents B.V. and PATTERSON + SHERIDAN LLP, intellectual property counsels for the Company, shall each have furnished to the Representative, at the request of the Company, their respective written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative and previously agreed upon by counsel for the Underwriters and such intellectual property counsel.

(j) Opinion and 10b-5 Statement of United States Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Allen & Overy LLP, United States counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) Opinion of Belgian Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Allen & Overy LLP, Belgian counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l) Opinion of Counsel for the Depositary. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, with respect to such matters as the Representative may reasonably request and in form and substance reasonably satisfactory to the Representative previously agreed upon by counsel for the Underwriters and Emmet, Marvin & Martin, LLP.

(m) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation, injunction or order shall have been enacted, adopted or issued by any Governmental Authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the ADSs or the Shares represented thereby by the Company or the sale of the ADSs.

(n) Good Standing. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdictions of organization (provided such concept is recognized in the relevant jurisdiction) and their good standing as foreign entities in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate Governmental Authority of such jurisdictions.

(o) Exchange Listing. The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(p) Lock-Up Letters. The Lock-Up Letters, each fully executed by the applicable parties thereto and substantially in the form of Exhibit A hereto, shall be delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(q) Certificates at Closing Date. The Depositary shall have furnished or caused to be furnished to the Representative at the Closing Date or Additional Closing Date, as the case may be, certificates satisfactory to the Representative evidencing the deposit with it or its nominee of the Shares being so deposited against issuance of ADSs to be delivered by the Company at the Closing Date or Additional Closing Date, as the case may be, and the execution, countersignature (if applicable), issuance and delivery of such ADSs pursuant to the Deposit Agreement.

(r) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(s) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (within the meaning of Rule 501(b) of Regulation D or Rule 405 under the Act), directors and officers, employees, agents, and each person, if any, who controls such Underwriter within the meaning of Section 14 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any written materials prepared in connection with a road show as defined in 433(h) under the Securities Act, including any electronic road show (“Written Road Show Materials”), or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or arise out of, or are based upon, any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) below.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its affiliates (within the meaning of Rule 501(b) of Regulation D or Rule 405 under the Act), directors and officers whose signatures appear in the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented outside legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any Written Road Show Materials or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative, or by such Underwriter through the Representative, specifically for use in the preparation thereof. It being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Registration Statement, Pricing Disclosure Package and the Prospectus furnished on behalf of each Underwriter: the information contained in the second, twelfth, thirteenth, fourteenth and sixteenth paragraphs under the caption “Underwriting.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as reasonably incurred and the Indemnifying Person shall have the right to participate therein. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded based on advice from outside counsel that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed upon notice as they are incurred. Any such separate firm or counsel for any Underwriter, its affiliates, directors and officers, employees, agents and any control persons of such Underwriter shall be designated in writing by the Representative, any such separate firm or counsel for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement or have not otherwise notified such indemnified party in good faith that such indemnifying party is contesting the amount of such reimbursement request. No Indemnifying Person shall, without the written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which any Indemnified Person is or could have been a party and indemnification or contribution could have been sought hereunder by such Indemnified Person (which consent shall not be unreasonably withheld or delayed), unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matters of such claim, action, suit or proceeding and (y) does not include any statement as to or any admission of fault or culpability by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) from the offering of the ADSs received by the Company, as applicable, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the ADSs as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if all of the Underwriters were collectively treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option ADSs, prior to the Additional Closing Date (A) any of the conditions provided for in Section 7 herein shall not have been fulfilled when and as required by this Agreement to be fulfilled; (B) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange or The NASDAQ Stock Market; (C) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (D) a general moratorium on commercial banking activities shall have been declared by U.S. or Belgian federal or New York State authorities; or (E) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States and Belgium, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares or ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Default by the Company.

(a) Default by the Company. If the Company shall fail at the Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter, except as provided in Section 7 and Section 12 hereof, any non-defaulting party.

(c) No Relief from Liability. No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

11. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms. If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any required changes in the Registration Statement or the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus to effect any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I that, pursuant to this Section 11, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed 10% of the aggregate number of ADSs to be purchased on such date, then each non-defaulting Underwriter shall be obligated to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds 10% of the aggregate number of ADSs to be purchased on such date, then this Agreement or, with respect to the Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof for any non-defaulting Underwriters and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect mutatis mutandis.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12. Payment of Expenses.

(a) The Company agrees that, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid (other than with respect to a defaulting Underwriter hereunder) (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the ADSs, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ advisors or counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the ADSs, each Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of each of the Transaction Documents, including the Blue Sky Memorandum (covering the states and other applicable jurisdictions), (iii) the fees and expenses of the Depositary, the Custodian to the Depositary and any transfer agent or registrar, as agreed with them, respectively, (iv) all filing fees and reasonable and documented fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the ADSs for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Representative shall designate; provided that the reasonable fees and disbursements of Underwriters’ counsel relating to this subclause (iv) shall not exceed $10,000, (v) the filing fees and reasonable and documented fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the ADSs; provided that the reasonable fees and disbursements of Underwriters’ counsel relating to this subclause (v) shall not exceed $35,000, (vi) all application fees related to the listing of the ADSs on NASDAQ, (vii) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (it being understood that the other 50% of such cost of any chartered aircraft shall be the responsibility of the Underwriters and that the other travel, lodging and individual expenses of the Underwriters shall be the responsibility of the Underwriters), and (viii) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein.

(b) All amounts payable hereunder in respect of fees and expenses shall be paid in U.S. dollars and free and clear of, and without any deduction or withholding for or on account of, any applicable taxes, levies, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Company will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding.

(c) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fail to tender the ADSs for delivery to the Underwriters or (iii) the Underwriters decline to purchase the ADSs because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of their legal counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and, with respect to indemnification obligations, the officers, directors, affiliates, employees, agents and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

16. Submission to Jurisdiction; Appointment of Agent for Service.

(a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Pricing Disclosure Package, the Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the ADSs. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby appoints Materialise USA, LLC, 44650 Helm Ct., Plymouth, Michigan 48170, as its agent for service of process in any suit, action or proceeding described the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process. To the extent that the Company determines to appoint a new agent for service of process, the Company agrees to promptly notify the Representative of the name and address of such new agent for service of process.

17. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

18. Miscellaneous.

(a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

(i)	Notices to the Underwriters shall be given to the Representative c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets (fax: (612) 303-1070), with a copy to (A) the ECM General Counsel (fax: (612) 303-1068). and (B) E-mail: LegalCapMarkets@pjc.com

(ii)	Notices to the Company shall be given to Materialise NV, Technologielaan 15, 3001 Leuven, Belgium (fax: +32 (16) 396 600); Attention: Chief Legal Officer, with a copy to Clifford Chance LLP, 10 Upper Bank Street, London E14 5JJ, England, Attention: Per B. Chilstrom, Esq. (fax: +44-20-7006-1000).

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g) Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(h) Integration. This Agreement constitutes the entire agreement of the Company, on the one hand, and the Underwriters, on the other, and supersedes all prior agreements and understandings (whether written or oral) of the Company, on the one hand, and the Underwriters, on the other, with respect to the subject matter hereof.

[Signature Pages to Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Materialise NV

By	/s/ Wilfried Vancraen
Name: Wilfried Vancraen
Title: Chief Executive Officer

[Signature Page to the Underwriting Agreement]

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule I hereto.

PIPER JAFFRAY & CO.

By	/s/ Joel Schneider
Name: Joel Schneider
Title: Managing Director

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Number of New Shares to be Purchased(1)
Piper Jaffray & Co.	1,950,000
KeyBanc Capital Markets Inc.	450,000
Bryan, Garnier & Co. Limited	450,000
KBC Securities USA, LLC	150,000
Total	3,000,000

(1)	The Underwriters may purchase up to an additional 450,000 Option Shares, to the extent the option described in Section 2 of the Underwriting Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

Subsidiaries

1.	RapidFit NV

2.	Materialise Austria GmbH

3.	Materialise Czech Republic SRO

4.	Materialise France SAS

5.	OBL SA

6.	Materialise GmbH

7.	Materialise UK Limited

8.	Materialise Ukraine LLC

9.	Materialise SA

10.	Materialise USA, LLC

11.	Materialise Japan K.K.

12.	Materialise Malaysia SDN. Bhd.

13.	Meridian Technique Limited

14.	OrthoView Holdings Limited

15.	Meridian (Corporate Trustee) Limited

16.	OrthoView Limited

17.	Materialise Colombia SAS

18.	Materialise Shanghai Co. Ltd.

19.	Materialise Australia PTY Ltd

20.	Materialise S.R.L.

21.	ACTech Holding Gmbh

22.	ACTech Gmbh

23.	ACTech North America Inc.

SCHEDULE III

Parties subject to a Lock-Up Letter in the form of Exhibit A and pursuant to Section 3(kkk) hereto:

Signatory

1.	Wilfried Vancrean

2.	Peter Leys

3.	A Tre C CVOA, represented by Johan De Lille

4.	Hilde Ingelaere

5.	Pol Ingelaere

6.	Jurgen Ingels

7.	Jos Van der Sloten

8.	Lieve Verplancke

9.	Bart Luyten

10.	Seaquence BVBA, represented by Johan Pauwels

11.	Bart Van der Schueren

12.	Alfinco BVBA, represented by Johan Albrecht

13.	Ioberan BVBA, represented by Stefaan Motte

14.	De Vet Management bvba, represented by Brigitte de Vet-Veithen

15.	Level 5 BVBA, represented by Jurgen Laudus

16.	Welkeraad BVBA, represented by Sabine Demey

17.	SoHo services, represented by Conny Hooghe

18.	Carla Van Steenbergen

19.	Ailanthus NV

Annex A

Pricing Term Sheet

Firm Shares	3,000,000
Option Shares	450,000
Offering Price Per Firm Share	US$13.000
Underwriting Discount Per Firm Share	US$0.845

Annex B

Issuer Free Writing Prospectuses

N/A

Annex C

Written Testing-the-Waters Communication

N/A

Exhibit A

FORM OF LOCK-UP LETTER

PIPER JAFFRAY & CO.

As Representative of the several Underwriters listed in

Schedule I to the Underwriting Agreement referred to below

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Re: Materialise NV — Secondary Offering

Ladies and Gentlemen:

The undersigned to this letter (the “Lock-Up Letter”) understands that Piper Jaffray & Co., as Representative of the several Underwriters, proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Materialise NV, a limited liability company organized and existing under the laws of the Kingdom of Belgium and registered with the Register of Legal Persons (Belgium) under the number VAT BE 0441.131.254 (the “Company”), providing for the secondary offering (the “Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of American Depositary Shares (“ADSs”) each representing an ordinary share of the Company, with no nominal value (the “Ordinary Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Offering of the ADSs, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 90 days after the public offering date set forth on the Statutory Prospectus (the “Lock-Up Period”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or ADSs or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Ordinary Shares or ADSs (including without limitation, Ordinary Shares or ADSs which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) and Ordinary Shares or ADSs which may be issued upon exercise of a stock option or warrant), whether now owned or hereafter acquired (the “Lock-Up Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Ordinary Shares or ADSs or any security convertible into or exercisable or exchangeable for Ordinary Shares or ADSs under the Securities Act of 1933, as amended (the “Securities Act”); or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, the undersigned may transfer the Lock-Up Securities (i) as a bona fide gift or gifts, (ii) to an immediate family member or any trust for the direct or indirect benefit of the undersigned or one or more members of the immediate family of the undersigned, (iii) to any corporation, partnership or limited liability company, all of the shareholders, partners or members of which consist of the undersigned and/or one or more members of such undersigned’s immediate family, (iv) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned or (B) to limited partners, limited liability company members, stockholders or other equity holders of the undersigned as distributions of the Lock-Up Securities, (v) if the undersigned is a trust, to the beneficiary of such trust, (vi) by testate succession or intestate succession or (vii) pursuant to the Underwriting Agreement; provided, the exceptions provided in clauses (ii) through (vi) shall apply only if such transfer shall not involve a disposition for value; and provided, further, the exceptions provided in clauses (i) through (vi) shall apply only if (y) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer and (z) no filing or public announcement by any party under of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, shall be required or shall be made voluntarily in connection with such transfer. For purposes of this Lock-Up Letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Lock-Up Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period; (ii) the “net” or cashless exercise of share options or warrants granted pursuant to the Company’s equity incentive plans (as they existed as of the date of this Lock-Up Letter and disclosed as outstanding in the Registration Statement or Prospectus), provided that they shall apply to any of the Lock-Up Securities issued upon such exercise; (iii) the transfer of Lock-Up Securities to the Company for the surrender or forfeiture of Ordinary Shares or ADSs to satisfy tax withholding obligations upon exercise or vesting of share options, warrants or equity awards, if and only if (a) such surrenders or forfeitures are not required to be reported with the Commission pursuant to Section 16(a) of the Exchange Act, and (b) the undersigned does not otherwise voluntarily effect any public filing or report regarding such surrenders or forfeitures; or (iv) the sale of ADSs purchased by the undersigned on the open market following the Offering, if and only if (a) such sales are not required to be reported with the Commission pursuant to Section 16(a) of the Exchange Act, and (b) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Securities even if such Lock-Up Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Securities.

With respect to any director or officer of the Company who has executed this Lock-Up Letter, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions it may grant in connection with a transfer of Ordinary Shares or ADSs, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, the Depositary and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Lock-Up Letter if (i) either the Company or the Underwriters notifies the other party in writing that they do not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective by October 1, 2018, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder or (iii) the registration statement filed with the Commission with respect to the Offering has been effectively withdrawn. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Letter.

This Lock-Up Letter shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

(Signature Page Follows)

Very truly yours, [NAME OF LOCK-UP PARTY]

By:
Name:
Title:

[Signature Page to the Lock-Up Letter]

Exhibit B

FORM OF PRESS RELEASE

Materialise NV

[Date]

Materialise NV (the “Company”) announced today that Piper Jaffray & Co., the lead bookrunner in the Company’s recent public offering, is [waiving] [releasing] a lock-up restriction with respect to [.] [ADSs] [Company’s ordinary shares] held by [certain members of the Company’s Board of Directors] [a member of the Company’s Board of Directors]. The [waiver] [release] will take effect on [insert date], and the [ADSs][registered shares] may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.